UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 10, 2014
(Date of earliest event reported)

BLUE WATER PETROLEUM CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-169770 (Commission File Number)	46-2934710 (IRS Employer Identification No.)

6025 S. Quebec, Suite 100, Centennial, CO (Address of principal executive offices)	80111 (Zip Code)

Registrant’s telephone number, including area code:   (888) 498-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement.

On July 2, 2013, Blue Water Petroleum Corp. (the “Company”, “we”, “us” or “our”) entered into a Farmout Agreement (the “Farmout Agreement”) with Blue Water Petroleum LLC (“Farmor”) relating to certain leased lands (the “Leased Lands”) represented by 12,979.28 gross acres located in Big Horn County, Montana. Under the Farmout Agreement, Farmor granted to the Company, as farmee, all of Farmor’s right, title and interest in and to the leases (the “Leases”) covering the Leased Lands, subject to the completion of the Work Program (as defined in the Farmout Agreement).  Farmor reserved and retained an 8% royalty interest in the Leases prior to Payout (as defined in the Farmout Agreement) and a 16% royalty interest in the Leases after Payout for each 40 acre drillsite, or portion thereof, located within the Leased Lands.

On October 10, 2014, Farmor notified the Company that the Company was in default (the “Notice”) under the Farmout Agreement and terminated the Farmout Agreement.  In the Notice, Farmor notified the Company that the Company failed to meet the Farmout Agreement’s conditions with respect to the Company’s drilling obligations and its obligations to make certain payments to the Farmor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER PETROLEUM CORP.

DATE: October 17, 2014	By:	/s/ Thomas Hynes
Thomas Hynes Chief Executive Officer